Exhibit 16.1

July 7, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Bitcoin Depot Inc.

File No. 001-41305

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Bitcoin Depot Inc. dated July 7, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP